EXHIBIT (h)(4)(b)

AMENDED SCHEDULE A to EXPENSE REIMBURSEMENT AGREEMENT

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R	R6	Y	Single
Calvert Impact Fund Inc.
Calvert Global Energy Solutions Fund	1/1/2017	1/31/2018	1.28%	2.03%		0.93%			1.03%
Calvert Global Water Fund	1/1/2017	1/31/2018	1.28%	2.03%		0.93%			1.03%
Calvert Green Bond Fund	1/1/2017	1/31/2018	0.88%			0.50%			0.63%
Calvert Small Cap Fund	1/1/2017	1/31/2018	1.37%	2.12%		0.92%			1.12%
Calvert Management Series
Calvert Tax-Free Responsible Impact Bond Fund	1/1/2017	4/30/2018	0.80%	1.55%		0.45%			0.55%
Calvert Ultra-Short Duration Income NextShares	10/3/2017	1/31/2019								0.38%
Calvert Unconstrained Bond Fund	1/1/2017	4/30/2018	1.10%	1.85%		0.65%			0.85%
Calvert Responsible Index Series, Inc.
Calvert Developed Markets Ex-US Responsible Index Fund	1/1/2017	1/31/2018	0.62%	1.37%		0.27%			0.37%
Calvert US Large Cap Core Responsible Index Fund	10/2/2017	1/31/2019	0.54%	1.29%		0.19%		0.19%	0.29%
Calvert US Large Cap Growth Responsible Index Fund	1/1/2017	1/31/2018	0.57%	1.32%		0.22%			0.32%
Calvert US Large Cap Value Responsible Index Fund	1/1/2017	1/31/2018	0.57%	1.32%		0.22%			0.32%
Calvert US Mid Cap Core Responsible Index Fund	1/1/2017	1/31/2018	0.57%	1.32%		0.22%			0.32%
Calvert Social Investment Fund
Calvert Aggressive Allocation Fund[2]	1/1/2017	1/31/2018	0.43%	1.18%		0.08%			0.18%
Calvert Balanced Portfolio	1/1/2017	1/31/2018				0.62%			0.73%
Calvert Bond Portfolio	10/2/2017	1/31/2019	0.88%	1.63%		0.53%		0.53%	0.64%
Calvert Conservative Allocation Fund[2]	1/1/2017	1/31/2018	0.44%	1.19%		0.09%			0.19%
Calvert Equity Portfolio	10/2/2017	1/31/2019	1.07%	1.82%		0.70%		0.70%	0.96%
Calvert Moderate Allocation Fund[2]	1/1/2017	1/31/2018	0.44%	1.19%		0.09%			0.19%

1

Fund offers only one unnamed class of shares.

Expense reimbursement cap excludes acquired fund fees and expenses.

Calvert Fund	Effective Date	Term. Date	Classes
			A	C	F	I	R	R6	Y	Single[1]
Calvert World Values Fund Inc.
Calvert Capital Accumulation Fund	1/1/2017	1/31/2018	1.21%	1.96%		0.86%			0.96%
Calvert Emerging Markets Equity Fund	1/1/2017	1/31/2018	1.27%	2.02%		0.92%			1.02%
Calvert International Equity Fund	1/1/2017	1/31/2018	1.33%	2.08%		0.95%			1.08%
Calvert International Opportunities Fund	1/1/2017	1/31/2018	1.66%	2.26%		1.20%			1.41%
The Calvert Fund
Calvert High Yield Bond Fund	1/1/2017	1/31/2018	1.07%	1.82%		0.74%			0.82%
Calvert Income Fund	1/1/2017	1/31/2018	1.00%			0.84%	1.47%		1.09%
Calvert Long Term Income Fund	1/1/2017	1/31/2018	1.00%			0.55%
Calvert Short Duration Income Fund	1/1/2017	1/31/2018	0.88%			0.75%			0.95%
Calvert Ultra-Short Income Fund	10/2/2017	1/31/2019	0.77%			0.50%		0.50%	0.84%
Calvert Variable Products, Inc.
Calvert VP EAFE International Index Portfolio	1/1/2017	4/30/2018			0.73%	0.48%
Calvert VP Investment Grade Bond Index Portfolio	1/1/2017	4/30/2018			0.57%	0.32%
Calvert VP Nasdaq 100 Index Portfolio	1/1/2017	4/30/2018			0.73%	0.48%
Calvert VP Russell 2000 Small Cap Index Portfolio	1/1/2017	4/30/2018			0.63%	0.38%
Calvert VP S&P 500 Index Portfolio	1/1/2017	4/30/2018								0.28%
Calvert VP S&P MidCap 400 Index Portfolio	1/1/2017	4/30/2018			0.55%	0.30%
Calvert VP Volatility Managed Growth Portfolio[2]	1/1/2017	4/30/2018			0.83%
Calvert VP Volatility Managed Moderate Growth Portfolio[2]	1/1/2017	4/30/2018			0.83%
Calvert VP Volatility Managed Moderate Portfolio[2]	1/1/2017	4/30/2018			0.83%
Calvert Variable Series, Inc.
Calvert VP SRI Balanced Portfolio	1/1/2017	4/30/2018			1.10%
Calvert VP SRI Mid Cap Portfolio	1/1/2017	4/30/2018								0.99%

2

Expense reimbursement cap excludes acquired fund fees and expenses.